UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2004

Cowlitz Bancorporation
(Exact Name of Registrant as specified in its charter)

Washington	0-23881	91 - 529841
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

927 Commerce Ave.
Longview, Washington 98632
Address of Principal Executive Office and Zip Code

Registrant's telephone number including area code 360-423-9088

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition.

                       On October 28, 2004, Cowlitz Bancorporation issued a press release with respect to financial results for third quarter 2004. A copy of the press release is attached as Exhibit 99.1.

Item 9.01         Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.
99.1 Earnings Press Release

SIGNATURES

                       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COWLITZ BANCORPORATION
(Registrant)
Date: October 28, 2004	By	/s/ Richard J. Fitzpatrick
Richard J. Fitzpatrick, Chief Executive Officer

EXHIBIT 99.1

October 28, 2004 5:00 p.m. Pacific Time

Company Press Release

SOURCE:	Cowlitz Bancorporation
CONTACTS:	Richard J. Fitzpatrick, Chief Executive Officer
Donna P. Gardner, Chief Financial Officer
(360) 423-9800

Cowlitz Bancorporation Announces Earnings

LONGVIEW, Wash., October 28, 2004 /PRNewswire/ --

FlashResults
Cowlitz Bancorporation (NASDAQ: CWLZ)
(Numbers in Thousands, Except Per Share Data)

	Three Months Ended 9/30/04	Three Months Ended 9/30/03	Nine Months Ended 9/30/04	Nine Months Ended 9/30/03
Net Interest Income	$3,096	$2,661	$8,910	$8,587
Net Income	$517	$320	$1,353	$1,248
Average Diluted Shares	4,097	4,038	4,038	3,968
Diluted EPS	$0.13	$0.08	$0.34	$0.31

Cowlitz Bancorporation (NASDAQ: CWLZ - news) today reported net income of $517,000 or $0.13 per diluted share for the third quarter of 2004, and $1.4 million or $0.34 per diluted share for the nine months ended September 30, 2004. During the corresponding periods of 2003, net income was $320,000 or $0.08 per diluted share, and $1.2 million or $0.31 per diluted share, respectively.

"We continue to show improvement in our quarterly earnings and are ahead of last year's pace. Our management team is diligently looking at opportunities to grow the business, rationalize costs, and maximize earnings. We have begun an analysis of internal procedures designed to streamline processes and improve customer service," said Richard J. Fitzpatrick, President and CEO of Cowlitz Bancorporation and its wholly owned subsidiary, Cowlitz Bank.

Total non-performing assets have declined significantly to $1.4 million at September 30, 2004, compared to $3.2 million at December 31, 2003 and $6.7 million at September 30, 2003. The ratio of non-performing assets to total assets was 0.51% at September 30, 2004, compared to 1.20% at December 31, 2003 and 2.46% at September 30, 2003. "We continue to focus on the goal of improving our commercial banking presence in the markets we serve," said John S. Maring, Chairman of the Cowlitz Bank Board of Directors. "Total loans, net of the allowance for loan losses have increased just over $23 million, or 14.6% since year end." Fitzpatrick noted, "In addition to the increase in loan volumes during 2004, five additional employees were hired into our lending group during the third quarter which should further augment our market presence."

At September 30, 2004, total loans, net of the allowance for loan losses was $182.8 million compared to $161.7 million at September 30, 2003, and $159.5 million at the end of 2003. The allowance for loan losses was $3.9 million or 2.11% of total loans at the end of the third quarter of 2004 compared to $5.6 million or 3.36% of total loans at the end of the same period of 2003. During the three months ended September 30, 2004 and 2003 Cowlitz Bancorporation recorded provisions for loan losses, net of recoveries by the holding company of previously charged off loans, of $73,000 and ($36,000), respectively. During the nine month periods then ended, the provision was $160,000, and $530,000, respectively. Cowlitz Bancorporation recorded net charge-offs of $186,000 during the first nine months of 2004, compared to net charge-offs of nearly $1.1 million during the same period of 2003. Excluding recoveries of $190,000 received by the holding company, net charge-offs for the first nine months of 2004 were $376,000, or 0.02% of 2004 average loans.

Total assets at September 30, 2004 were $268.4 million, compared to $268.8 million at December 31, 2003, and $273.6 million at September 30, 2003. Total assets remained relatively unchanged from December 31, 2003 to September 30, 2004 despite the increase in loans discussed above. Declines in loans held-for-sale and cash balances offset the loan increase from December 31, 2003 to the end of the third quarter.

Cowlitz Bancorporation is the holding company of Cowlitz Bank. In addition to its four branches in Cowlitz County Washington, Cowlitz Bank's divisions include Bay Bank located in Bellevue and Vancouver, Washington and Portland and Wilsonville, Oregon; and Bay Mortgage, with residential mortgage lenders in three Cowlitz County branches and in the Vancouver, Washington office. Cowlitz specializes in commercial banking services for Northwest businesses, professionals, and retail customers. In addition to commercial and retail banking, financial services include mortgage origination and trust services.

Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those discussed in this press release as a result of risk factors identified in the Company's Form 10-K for the year ended December 31, 2003, filed with the SEC. Specific risks in this release relate to reducing costs and maximizing earnings, enhancing efficiencies and customer service, growing commercial banking, and augmenting market presence.

FINANCIAL HIGHLIGHTS
(Unaudited - $ in thousands, except per share data)

INCOME STATEMENT	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Interest income	$3,823	$3,786	$11,127	$12,596
Interest expense	727	1,125	2,217	4,009
Net interest income	3,096	2,661	8,910	8,587
Provision (benefit) for loan losses	73	(36)	160	530
Net interest income after loan loss provision	3,023	2,697	8,750	8,057
Non-interest income	635	2,175	2,165	8,379
Non-interest expense	2,970	4,405	9,160	14,529
Income before provision for income taxes	688	467	1,755	1,907
Provision for income taxes	171	147	402	659
Net income	$517	$320	$1,353	$1,248
Basic earnings per weighted average
share of common stock	$0.13	$0.08	$0.34	$0.32
Diluted earnings per weighted average
share of common stock	$0.13	$0.08	$0.34	$0.31

Weighted average shares outstanding
Basic	4,004,149	3,872,052	3,941,902	3,842,438
Diluted	4,097,244	4,037,631	4,037,722	3,967,981

Actual shares outstanding	4,165,975	3,884,232	4,165,975	3,884,232
Efficiency Ratio	79.60%	91.09%	82.71%	85.64%
Number of full-time equivalent employees			105	172

	Three Months Ended September 30,		Nine Months Ended September 30,
SELECTED AVERAGES	2004	2003	2004	2003
Average interest-earning assets	$243,739	$262,643	$239,432	$282,090
Total average assets	$265,768	$285,537	$262,829	$301,345
Average interest-bearing liabilities	$174,425	$199,714	$172,653	$219,975
Average equity	$33,392	$33,114	$32,782	$32,514

BALANCE SHEET	Sep 30, 2004	Dec 31, 2003	Sep 30, 2003
Total assets	$268,439	$268,799	$273,574
Securities available for sale	$58,817	$47,000	$37,649
Securities held to maturity	$385	$8,144	$5,319
Loans, net of allowance for loan losses	$182,750	$159,522	$161,686
Loans held for sale	$-	$8,360	$11,221
Bank Owned Life Insurance	$8,502	$8,170	$8,074
Goodwill	$852	$852	$2,323
Other intangible assets	$37	$236	$302
Deposits	$221,216	$226,480	$229,526
Borrowings	$557	$8,617	$9,471
Equity	$35,108	$31,802	$32,804

Book value per share	$8.43	$8.16	$8.45
Tangible book value per share	$8.21	$7.88	$7.77
Tier 1 leverage capital ratio	12.72%	11.39%	10.47%

	Three Months Ended September 30,		Nine Months Ended September 30,
RATIOS ANNUALIZED	2004	2003	2004	2003
Return on average assets	0.78%	0.45%	0.69%	0.55%
Return on average equity	6.19%	3.87%	5.50%	5.12%
Average equity/average assets	12.56%	11.60%	12.47%	10.79%
Interest rate yield on interest-earning assets	6.27%	5.77%	6.20%	5.95%
Interest rate expense on interest-bearing liabilities	1.67%	2.25%	1.71%	2.43%
Interest spread	4.60%	3.52%	4.49%	3.52%
Net interest margin	5.08%	4.05%	4.96%	4.06%

	Nine Months Ended September 30,
ALLOWANCE FOR LOAN LOSSES	2004	2003
Balance at beginning of period	$3,968	$6,150
Provision for loan losses	160	530
Recoveries	238	348
Charge Offs	(424)	(1,407)
Balance at end of period	$3,942	$5,621
Loan loss allowance/gross loans	2.11%	3.36%
Loan loss allowance/non-performing loans	689.16%	102.27%

NON-PERFORMING ASSETS	Sep 30, 2004	Dec 31, 2003	Sep 30, 2003
Accruing loans - over 90 days past due	$-	$17	$15
Nonaccrual loans	572	1,856	5,481
Total non-performing loans	572	1,873	5,496
Other real estate owned	805	1,352	1,233
Other assets	-	-	2
Total non-performing assets	$1,377	$3,225	$6,731
Total non-performing assets/total assets	0.51%	1.20%	2.46%